UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 5, 2015 (December 29, 2014)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            On December 29, 2014, the Board of Directors (the "Board") of Brookdale Senior Living Inc. (the "Company") appointed William G. Petty, Jr. to the Board as a Class II director.  Mr. Petty's term is scheduled to expire, along with the terms of the other Class II directors, at the Company's 2016 annual meeting of stockholders.  Mr. Petty has also been appointed to serve as a member of the Investment Committee of the Board.

There are no arrangements or understandings between Mr. Petty and any other persons pursuant to which he was selected as a director.  Additionally, there are no transactions involving Mr. Petty that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Petty's appointment to the Board, he received a grant of 2,707 shares of restricted stock with a value of approximately $100,000 based on the closing price of the Company's common stock on January 5, 2015.  The restricted stock will vest, subject to his continued service, on the first anniversary of the date of grant.  In addition, Mr. Petty will participate in the Company's compensation arrangements for non-employee directors, which are described in the Company's Proxy Statement filed with the Securities and Exchange Commission on June 6, 2014, and which were updated by the Board in the third quarter of 2014 following a review of the Company's director compensation program by the Compensation Committee's independent compensation consultant.  Under the updated compensation arrangements, Mr. Petty will receive an annual cash retainer of $100,000, payable quarterly in arrears, and an annual grant, at his election, of either immediately vested shares or restricted stock units with a fair value of approximately $100,000, awarded in the first quarter of each year for the prior calendar year's service.  Mr. Petty's cash retainer and equity award will be pro-rated to reflect his partial year's service during 2014.  In addition, Mr. Petty will receive cash meeting fees of $3,000 per Board meeting and $2,000 per committee meeting attended.  Mr. Petty will also be eligible to elect to receive either immediately vested shares or restricted stock units in lieu of up to 50% of his quarterly cash compensation.  The Company has also entered into an Indemnification Agreement with Mr. Petty in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company as an exhibit to the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	January 5, 2015	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, Co-General Counsel and Secretary